Exhibit 99.5

PROXY

SOUTHWEST BANCORP, INC.

6301 WATERFORD BLVD., SUITE 400

OKLAHOMA CITY, OKLAHOMA 73118

(405) 427-4052

SPECIAL MEETING OF SHAREHOLDERS

October 17, 2017

PLEASE SIGN AND RETURN PROMPTLY IN THE SELF-ADDRESSED ENVELOPE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Mark W. Funke and Russell W. Teubner as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Southwest Bancorp, Inc. (“OKSB”), which the undersigned is entitled to vote at the special meeting of shareholders to be held on October 17, 2017, at 10:00 a.m., local time at 6301 Waterford Blvd., Suite 400, Oklahoma City, Oklahoma 73118, or any adjournment thereof.

This proxy is solicited on behalf of our board of directors and will be voted in accordance with the undersigned’s instructions set forth herein. If no instruction is given, this proxy will be voted FOR each of Proposals 1, 2 and 3.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF PROPOSALS 1, 2 AND 3:

PROPOSAL 1 – To approve the Agreement and Plan of Merger, dated as of December 14, 2016, as amended on July 19, 2017, by and between Simmons First National Corporation and OKSB pursuant to which OKSB will merge with and into Simmons (the “OKSB Merger Proposal”).

☐   FOR     ☐   AGAINST     ☐   ABSTAIN

PROPOSAL 2 – To approve, on a non-binding advisory basis, compensation that may be paid or become payable to OKSB’s named executive officers in connection with the completion of the OKSB merger by approving the following resolution:

RESOLVED, that the compensation that may be paid or become payable to OKSB’s named executive officers, in connection with the OKSB merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in the joint proxy statement/prospectus, is hereby APPROVED.

☐   FOR     ☐   AGAINST     ☐   ABSTAIN

PROPOSAL 3 – To adjourn the OKSB special meeting, if necessary or appropriate, to solicit additional proxies in favor of the OKSB Merger Proposal.

☐   FOR     ☐   AGAINST     ☐   ABSTAIN

With respect to any other item of business that properly comes before the meeting, the proxy holders are authorized to vote the undersigned’s shares in accordance with their best judgment.

PLEASE SIGN BELOW AND RETURN IN THE ENCLOSED STAMPED ENVELOPE.

THIS IS THE ONLY DOCUMENT YOU NEED TO RETURN AT THIS TIME.

Date:
Print Shareholder Name

Signature of Shareholder(s)

Date:
Print Joint Shareholder Name

Signature of Joint Shareholder(s)

Instructions for Signatures:

When shares are held jointly, both should sign. When signing as an attorney, executor, administrator, trustee, guardian, or in an entity capacity, please give full title. If more than one trustee, all should sign.